COMPOSITE

                          CERTIFICATE OF INCORPORATION

                                       of

                 SOFTWARE PUBLISHING CORPORATION HOLDINGS, INC.
                            (a Delaware corporation)


                                   * * * * * *


FIRST:    The name of the corporation is:

               Software Publishing Corporation Holdings, Inc.

SECOND: The location of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Corporation Trust Company.

THIRD:    The purpose of the  Corporation  is  to  engage  in  any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is THIRTY-TWO MILLION (32,000,000) shares. Of these (i) THIRTY MILLION (30,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; (ii) ONE MILLION NINE HUNDRED THIRTY-NINE THOUSAND FOUR HUNDRED EIGHTY (1,939,480) shares shall be Serial Preferred Stock of the par value of $.001 per share; and (iii) SIXTY-THOUSAND FIVE HUNDRED TWENTY (60,520) shares shall be Class B Voting Preferred Stock, Series A of the par value of $.001 per share.

          (b) The statement of the relative rights, preferences and limitations of the shares of each class is as follows:

               A. Serial Preferred Stock. The Serial Preferred Stock may be issued from time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock.

          Class B Voting Preferred Stock, Series A:

                    1. Designation. (a) The designation of the series of Serial Preferred Stock created hereby shall be "Class B Voting Preferred Stock, Series A" (hereinafter called the "Class B Preferred"), and the number of shares constituting the Class B Preferred is 60,520.

                           (b) All shares of Class B Preferred shall be identical with each other in all respects. All shares of Class B Preferred shall rank, as to the payment of dividends and of distributions of assets upon any dissolution, liquidation or winding up of the Corporation, prior to the common stock, par value $.001 per share, of the Corporation, and any other stock which by its terms ranks junior to the Class B Preferred and on a parity with any other class or series of stock of the Corporation ranking on a parity with the Class B Preferred as to distribution upon dissolution, liquidation or winding up of the Corporation.


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                           (c) Shares of the   Class  B Preferred that have been
               redeemed, purchased or otherwise acquired by the Corporation shall not be reissued as Class B Preferred and when retired as provided by the General Corporation Law of the State of Delaware, shall have the status of authorized but unissued shares of Serial Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or a duly authorized committee thereof.

                    2. Dividends. Each holder of shares of Class B Preferred (each a "Holder") shall not be entitled to receive any dividends.

                    3. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Class B Preferred then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before distributions of assets shall be made on the Common Stock or any other class or series of stock ranking junior to the shares of Class B Preferred upon liquidation, dissolution or winding up of the Corporation, the amount of $.001 per share plus an amount equal to all accrued but unpaid dividends on such shares to the date of final distribution.

                           (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph.

                           (c) After payment to the Holders of the full preferential amount provided for in this paragraph 3 ($605.20), holders of shares of Class B Preferred in their capacity as Holders shall have no right or claim to any of the remaining assets of the Corporation.

                           (d) If  the  assets of the  Corporation available for
               distribution to the Holders upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) of this paragraph 3, and to which holders of any other class or series of stock of the Corporation ranking on a parity with the Class B Preferred as to distribution upon dissolution, liquidation or winding up of the] Corporation (collectively, the "Parity Stockholders") are entitled pursuant to the Certificate of Incorporation, as it may be amended from time to time (including any Certificate of Designations), then such assets shall be distributed among the Holders of the Class B Preferred and the Parity Stockholders ratably in proportion to the full amounts otherwise due such Holders and Parity Stockholders.

                    4. Voting Rights. (a) The Holders of shares of Class B Preferred shall vote together with the shares of Common Stock of the Corporation. The Holder of each share of Class B Preferred shall be entitled to ten (10) votes per share of Class B Preferred.

                           (b) Voting rights hereunder shall be exercised at each meeting of stockholders for the election of directors or otherwise or in connection with a written consent in lieu thereof, as the case may be.

          Junior Participating Preferred Stock, Series A:

                    Section 1. Designation and Amount. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series A" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 100,000.

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               Such   number  of  shares   may  be   increased   or decreased by
               resolution   of   the   Board  of  Directors;  provided, that  no
               decrease   shall   reduce   the   number  of  shares  of Series A
               Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

                    Section 2.     Dividends and Distributions.

                         (a)  Subject to the rights of the holders of any shares
               of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly
               Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
               (i) $10 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common
               Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                         (b)    The   Company   shall   declare  a  dividend  or
               distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after the Company declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and


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               before  such Quarterly  Dividend Payment Date, in either of which
               events,   such   dividends   shall   begin  to   accrue  and   be
               cumulative   from  such   Quarterly   Dividend   Payment    Date.
               Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
               The   Board   of   Directors  may  fix  a  record  date  for  the
               determination of holders of shares of Series   A Preferred  Stock
               entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

                    Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                         (a) Subject to the provision for adjustment hereinafter
               set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                         (b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Serial Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

                         (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein)for taking any corporate action.

                    Section 4.     Certain Restrictions.

                         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                    up) to the Series A Preferred Stock;

                              (ii) declare   or pay dividends, or make any other
                    distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


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                              (iii)  redeem  or  purchase  or otherwise  acquire
                    for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                    up) to the Series A Preferred Stock; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding
                    up) to the  Series A Preferred Stock; or

                              (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                         (b) The  Company  shall not  permit  any  subsidiary of
               the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                    Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Serial Preferred Stock and may be reissued as part of a new series of Serial Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other
          Certificate of Designations creating a series of Serial Preferred Stock or any similar stock or as otherwise required by law.

                    Section 6. Liquidation, Dissolution or Winding Up.  Upon any
          liquidation, dissolution or winding up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
          up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in any such case, each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the nominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                    Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Serial Preferred Stock.

                    Section 10. Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.


               B.  Common  Stock.    Subject  to    the   rights,    privileges,
     preferences and priorities of any holders of Serial Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. All shares of Common Stock shall be identical with each other in every respect.

               Each issued and outstanding share of Common Stock, par value of $.001 per share, of the Corporation (the "Old Common Stock") as of the close of business on May 27, 1998 (the "Effective Date") shall automatically and without any action on the part of the holder thereof, be reclassified as and changed into one-third (1/3) of one share of Common Stock, par value of $.001 per share (the "New Common Stock"), of the Corporation, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (each, an "Old Certificate") shall be entitled to receive upon surrender of such Old Certificate to the Company's Transfer Agent for cancellation, a certificate or certificates (each, a "New Certificate") representing the number of whole shares of the New Common Stock into which the Old Common Stock formerly represented by the Old Certificate so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder, of the Corporation. A holder of Old Certificates


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     shall  receive,  in lieu of any  fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the average of the last sale price of the Old Common Stock on
     The Nasdaq Stock  Market on the  Effective  Date  (or  in  the   event  the
     Company's Common Stock is not so traded on the Effective Date, such sale price on the next preceding day on which such stock was traded on The Nasdaq Stock Market). If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall
     be  issued  shall  be  computed  on the  basis  of the    aggregate  number
     of  shares   represented  by  the  Old  Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all of such holder's Old Certificates for exchange, the Transfer Agent shall carry forward any fractional share until all Old Certificates of such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Common Stock. If any New Certificate is to be issued in a name other than that in which the Old Certificates
     surrendered for exchange are issued,  the Old Certificates so   surrendered
     shall be properly  endorsed  and  otherwise in proper form for    transfer,
     and the person or  persons   requesting   such  exchange  shall  affix  any
     requisite   stock   transfer   tax   stamps   to   the   Old   Certificates
     surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

FIFTH:    The name and mailing address of the incorporator is as follows:

               Neil M. Kaufman
               Blau, Kramer, Wactlar & Lieberman, P.C.
               100 Jericho Quadrangle
               Suite 225
               Jericho, New York  11753

SIXTH:    (a)  The number of directors of the corporation shall be determined in the manner prescribed by the by-laws of this corporation.

          (b) The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of the office of the directors initially classified shall be as follows: that of Class shall expire at the next annual meeting of shareholders to be held in 1994, Class II at the second annual meeting of shareholders to be held in 1995 and Class III at the third succeeding annual meeting of shareholders to be held in 1996. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

          (c) At each annual meeting of shareholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Directors elected, whether by the Board of Directors or by the shareholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

EIGHTH: Subject to the provisions contained in Article TWELFTH hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH: Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

TENTH: Special meetings of stockholders may be called by the Chairman of the Board, President or a majority of the Board of Directors or at the written request of stockholders owning at least sixty-six and two-thirds percent (66-2/3%) of the entire voting power of the corporation's capital stock.

ELEVENTH: In the event that it is proposed that the corporation enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly fifteen (15%) percent or more of the outstanding voting power of the capital stock of this corporation, or that the corporation sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds (66-2/3%) percent of the total voting power of all outstanding shares of capital stock of this corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of Directors of this corporation prior to the acquisition of the ownership or control of fifteen (15%) percent of the outstanding shares of this corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this corporation and another corporation, fifty (50%) percent or more of the total voting power of which is owned by this corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

TWELFTH: The provisions set forth in Articles SIXTH, NINTH, TENTH AND ELEVENTH above may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of capital stock of the corporation.

THIRTEENTH: Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or he or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

FOURTEENTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned; such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims for any person whatsoever.

FIFTEENTH: Any and all directors of the Corporation shall not be liable to the Corporation or any stockholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article FIFTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

SIXTEENTH: The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal any By-Laws adopted by the Board of Directors.